Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Fidelity Capital & Income Fund of Fidelity Summer Street Trust filed as part of this Post-Effective Amendment No. 63 to the Registration Statement (File Nos. 002-58542 and 811-02737) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A (File Nos. 002-58542 and 811-02737).

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

June 28, 2004

KM/fm